UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934, as Amended
Date of Report (Date of earliest event reported): April 14, 2016

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Las Vegas Boulevard South Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip Code)
(702) 770-7555
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On April 14, 2016, Wynn Resorts, Limited (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). The proposals voted upon at the Annual Meeting and the final results of the stockholder vote on each proposal, as certified by IVS Associates, Inc. (“IVS”), the independent inspector of elections for the Annual Meeting, were as follows:
Proposal 1: Election of Directors
To elect three Class II directors, each to serve until the 2019 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until such director’s earlier death, resignation, removal or retirement:

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Dr. Ray R. Irani	42,293,123	25,358,596	12,551,896
Alvin V. Shoemaker	40,295,574	16,356,145	12,551,896
Stephen A. Wynn	77,454,052	594,029	12,551,896
Elaine P. Wynn	21,396,362	—	—
The Company’s nominees for election as directors were Dr. Ray R. Irani, Alvin V. Shoemaker and Stephen A. Wynn. Based on the final voting results, the following Class II directors were elected with their terms expiring in 2019: Dr. Ray R. Irani, Alvin V. Shoemaker and Stephen A. Wynn. The following Class III directors remain in office with their terms expiring in 2017: Robert J. Miller, Clark T. Randt, Jr. and D. Boone Wayson. The following Class I directors remain in office with their terms expiring in 2018: John J. Hagenbuch, Patricia Mulroy and J. Edward Virtue. The 21,396,362 votes received for Ms. Wynn consist of 9,396,362 shares owned by Ms. Wynn and 12,000,000 shares owned by the Wynn Family Limited Partnership (Stephen A. Wynn’s shares), all of which were voted by Mr. Wynn in favor of Ms. Wynn in accordance with the terms of the Amended and Restated Stockholders Agreement dated as of January 6, 2010.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
To ratify the Audit Committee’s appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company and its subsidiaries for fiscal year ending December 31, 2016:

Votes For	Votes Against	Abstain	Broker Non-Votes
80,951,158	170,000	82,457	—
Proposal 3: Stockholder Proposal Regarding A Political Contributions Report
To request that the Company provide a political contributions report, updated semiannually, setting forth specified information:

Votes For	Votes Against	Abstain	Broker Non-Votes
9,930,081	58,018,997	702,641	12,551,896

Item 8.01.	Other Events.
On April 14, 2016, the Company’s Board of Directors authorized the Company to repurchase a total of up to $1 billion of the Company’s outstanding shares, increasing the previous available repurchase authorization by approximately $420 million. The repurchase program may include repurchases from time to time through open market purchases or negotiated transactions, depending upon market conditions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Date: April 20, 2016	By:	/s/ Kim Sinatra
	Name:	Kim Sinatra
	Title:	Executive Vice President and General Counsel